UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2009

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212

Sunrise, Florida 33325

(Address of principal executive offices, including zip code)

(954) 835-1500

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Item 7.01. Regulation FD Disclosure.

Commencing on October 1, 2008, and through July 7, 2009, Bioheart, Inc. (the “Company”) has received proceeds in the amount of $2,855,830 from the placement of restricted common stock and warrants under its current offering under Regulation D (the “Offering”). The maximum number of shares of Common Stock to be issued in connection with the Offering (including common stock underlying the warrants) is 3,737,500 shares, of which 559,351 shares are remaining. The term of the Offering recently was extended through October 2009.

The Company’s securities counsel, Sichenzia Ross Friedman Ference LLP, has advised the Company in connection with the Offering, which consists of units comprised of ten shares of common stock, at a per share price that represents a 10% discount to the average of the closing prices for the Company’s common stock for the five trading days preceding each subscription date, as quoted on the OTCBB, together with 30% warrant coverage with an exercise price that is 120% of the per share price for the common stock comprising the unit.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated as of July 9, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2009

BIOHEART, INC.
By:	/s/ Howard J. Leonhardt
Howard J. Leonhardt
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated July 9, 2009